                                                                                                                                    Exhibit 16.2

July 19, 2006

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC  20549

Re:    Komodo, Inc.

         Commission file number 0-14869

[Letter from Williams & Webster, P.S. Certified Public Accountants:  Please see attached pdf]